    Exhibit 10.24.5
Certain identified information, marked by [***], has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential.

     Incyte Corporation
    1801 Augustine Cut-Off
    Wilmington, DE 19803
    Tel 302.498.6700
    Web www.incyte.com

October 24, 2025
Jeremy Huckstep
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
RE: Letter of Understanding concerning addition of Type 1 Diabetes Mellitus indication as a Field, revision of royalty rate, upfront and quarterly payments, and Market and Sales Support minimum removal (this “Letter of Understanding”)
Dear Jeremy:

Unless otherwise defined herein, all capitalized terms appearing in this Letter of Understanding shall have the meanings set forth in the License, Development and Commercialization Agreement by and between Incyte Corporation (“Incyte”) and Eli Lilly and Company (“Lilly”) effective December 18, 2009, as amended June 22, 2010, August 1, 2011, March 31, 2016 and December 13, 2016 and subject to the Letters of Understanding dated August 6, 2015, March 5, 2020, May 13, 2020, June 23, 2020 and May 7, 2021 (collectively, the “Agreement”).
WHEREAS, Incyte and Lilly (the “Parties”) entered into the Agreement;

WHEREAS, Lilly has requested relief from Incyte from the minimum combined Marketing and Sales Support amount for each [***] set forth in Section 5.1(a) of the Agreement of “the lesser of [***] or [***] of total sales of such Licensed Product in such Calendar [Year]”, and Incyte has agreed to provide such relief;
WHEREAS, Lilly has requested to add Type 1 Diabetes Mellitus as an Additional Field in accordance with Section 2.4 of the Agreement, and Incyte has agreed to expand the Field to include this Additional Field;

WHEREAS, Lilly has requested, and Incyte has agreed, to exclude Type 1 Diabetes Mellitus from milestone payments payable by Lilly under Section 7.2(a) of the Agreement; and

WHEREAS, Incyte and Lilly have agreed to simplify the royalty rates set forth in the Agreement (but excluding the COVID-19 Field-Specific Incremental Royalties, which additional royalties will remain at [***] as set forth in the Letter of Understanding dated May 13, 2020).
NOW THEREFORE, the Parties hereby agree as follows, effective (except as otherwise set forth below) as of the date of last signature below (the “LOU Effective Date”):

1)Up-Front Payments Due to Incyte.

a.Within [***], Lilly shall pay to Incyte a one-time, non-creditable, non-refundable payment of One Hundred Million U.S. Dollars (US$100,000,000).

b.Within [***], Lilly shall pay to Incyte a one-time, non-creditable, non-refundable payment of the amount, if any, by which (i) the aggregate royalties payable or paid by Lilly to Incyte pursuant to Section 7.3 of the Agreement with respect to the [***] are less than (ii) [***].
Pursuant to section 7.7 of the Agreement, Lilly hereby provides notice that effective as of [***], all payments due from Lilly to Incyte under the Agreement, including under this Letter of Agreement, shall be made by [***]. Lilly further certifies that [***].

2)Addition of Type 1 Diabetes Mellitus Definition. A new definition is added as Section 1.77A of the Agreement as follows:

“Type 1 Diabetes Mellitus” means the chronic autoimmune disease with both genetic and environmental contributions that results over time in an immune-mediated loss of functional pancreatic β-cell mass, leading to symptomatic diabetes and lifelong insulin dependence, known as Type 1 diabetes mellitus as defined in Subsection E10 of International Classification of Diseases, Tenth Revision, Clinical Modification (ICD-10-CM). For clarity, Type 1 Diabetes Mellitus is a continuum that progresses sequentially and includes (a) susceptibility (pre-Stage 1), (b) the presence of β-cell autoimmunity (Stage 1), (c) early dysglycemia (Stage 2) and (d) symptomatic disease (Stage 3).

3)Treatment of Type 1 Diabetes Mellitus as an Additional Field.

a.Type 1 Diabetes Mellitus shall be deemed to be an “Additional Field” in accordance with Section 2.4 of the Agreement, and Section 1.22 of the Agreement is hereby amended and restated in its entirety as follows:

“Field” means the treatment, control, management, mitigation, prevention or cure of (a) any and all Inflammatory Disease Indications or (b) Type 1 Diabetes Mellitus, in either case ((a) or (b)), in humans and animals in any formulation or dosage form, process or delivery method, but not including the Topical Field.
4)Non-applicability of Section 2.4 (Field Expansion) Milestone Provisions to Type 1 Diabetes Mellitus; No Other Development and Regulatory Milestone Payments Due for Type 1 Diabetes Mellitus. The final sentence of Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows (language struck through is hereby removed and only left in this Letter of Understanding to show the deletion):

“The milestone payments set forth in Section 7.2(a)(i) shall apply as follows for the Lead Compound and in Section 7.2(a)(ii) for a Licensed Back-Up Compound when Developed for such Additional Field: (a) subject to clause (c), [***] payments shall apply for [***] means an [***] in [***]; ~~and~~ (b) subject to clause (c), [***] payments shall apply for [***] means an [***] in [***]; and (c) notwithstanding the foregoing clause (a) or clause (b), in no event shall Type 1 Diabetes Mellitus be deemed [***] and no milestones set forth in Section 7.2(a) shall apply to, and Lilly shall have no obligation to pay Incyte any milestone payments set forth in Section 7.2(a) for, Type 1 Diabetes Mellitus. For clarity, Net Sales of Licensed Products for Type 1 Diabetes Mellitus shall be included in Net Sales of Licensed Products for purposes of determining the achievement of the milestone events set forth in Section 7.2(b) and for purposes of determining royalties payable in Section 7.3.”

5)Adjustment of Royalty Rates.

a.Section 7.3(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) Royalty Payments and Mechanics. Subject to Section 7.3(b), Section 7.3(c) and Section 7.3(e), with respect to each Calendar Quarter during the period beginning with [***] through the earlier of [***] and [***] (such period, “Minimum Royalty Term”) Lilly shall pay to Incyte within [***] after the end of each such Calendar Quarter a royalty in an amount based upon worldwide Net Sales of all Licensed Products in such Calendar Quarter (“Quarterly Royalty Payment”) as follows:

Worldwide Quarterly Net Sales	Quarterly Royalty Payment
On the portion of Quarterly Net Sales less than or equal to [***]	[***]
On any portion of Quarterly Net Sales greater than [***] and less than or equal to [***]	[***]
On any portion of Quarterly Net Sales greater than [***]	[***]

Subject to Section 7.3(b), Section 7.3(c) and Section 7.3(e), after the date of expiration of the Minimum Royalty Term until the end of the applicable Royalty Term (or, if earlier, the end of the Term), on a Licensed Product-by-Licensed Product basis, Lilly shall pay to Incyte within [***] after the end of each Calendar Quarter a royalty in an amount equal to [***] of the worldwide Net Sales of all Licensed Products in such Calendar Quarter, in lieu of the Quarterly Royalty Payments set forth in the table above. For clarity, following the expiration of the Minimum Royalty Term, all royalties shall be calculated solely at the rate of [***] of worldwide Net Sales, with no minimum or maximum limit on the amount payable.”

b.Section 7.3(c) of the Agreement is hereby amended and restated in its entirety as follows:

“(c) In the event that Generic Competition exists with respect to Licensed Product(s) in the Field in one (1) or more countries within the Territory during any Calendar Quarter during the applicable Royalty Term(s) for such country(ies), the following shall apply:

(i)During the Minimum Royalty Term, if worldwide quarterly Net Sales exceed [***] in such Calendar Quarter (such excess Net Sales, the “Excess Net Sales”), the royalty rate of [***] set forth in Section 7.3(a) for the Quarterly Royalty Payment shall be reduced to [***] on Excess Net Sales for such Calendar Quarter up to an amount equal to the aggregate Net Sales of Licensed Products in such countries with Generic Competition in such Calendar Quarter.

(ii)After the expiration of the Minimum Royalty Term, irrespective of the level of worldwide quarterly Net Sales, the royalty rate applicable to Net Sales of Licensed Products in countries with Generic Competition shall be reduced to [***] for such Net Sales.

The foregoing reductions shall apply solely to Net Sales in each affected country in which Generic Competition exists (or existed if the reductions are retroactively applied) and shall be retroactively applied for the relevant Calendar Quarter.

By way of example:

(i)If in a Calendar Quarter during the Minimum Royalty Term, worldwide quarterly Net Sales are [***], Generic Competition exists in Japan, and Net Sales in Japan are [***], then [***] of such Net Sales in Japan shall be subject to the reduction of royalties from [***] to [***]; and

(ii)If in a Calendar Quarter after the expiration of the Minimum Royalty Term, regardless of the level of worldwide Quarterly Net Sales, Generic Competition exists in Japan, and Net Sales in Japan are [***], then all [***] of such Net Sales in Japan shall be subject to the reduction of royalties from [***] to [***].”

c.Section 7.3(d) of the Agreement is hereby deleted in its entirety.

6)Removal of Lilly’s minimum combined Marketing and Sales Support.

a.The second sentence of Section 5.1(a) of the Agreement is hereby amended and restated in its entirety as follows (language struck through is hereby removed and only left in this Letter of Understanding to show the deletion):

“Notwithstanding the foregoing, Lilly shall (i) Commercialize [***] after receipt of the relevant Regulatory Approval; (ii) Commercialize [***] in at least [***] after receipt of the relevant Regulatory Approval; (iii) [RESERVED]~~maintain minimum combined Marketing and Sales Support (aggregated for all markets) per each~~ [***] ~~period following First Commercial Sale for such Licensed Product of the lesser of~~ [***] ~~or~~ [***] ~~of total sales of such Licensed Product in such Calendar~~; and (iv) reach or contact, the top [***] of highest prescribing rheumatologists or other appropriate specialist in the United States and the Major EU Countries on average [***] times or more per Calendar Year, beginning in the second full Calendar Year following First Commercial Sale, provided that there are no significant constraints on such Commercialization or contacts imposed by a Regulatory Authority in the respective jurisdictions.”
7)No Conflict.
a.Each Party represents and warrants to the other Party that the execution and delivery of this Letter of Understanding and the performance of such Party’s obligations hereunder (i) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable Laws and (ii) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any material oral or written contractual obligation of such Party.
b.Incyte further represents and warrants that, as of the LOU Effective Date, neither it nor any of its Affiliates has granted to any Third Party any right, license, consent or privilege, in each case, that relate to any Licensed Compounds or Incyte IP with respect to Type 1 Diabetes Mellitus, or otherwise has undertaken any action, either directly or indirectly, that would conflict with the rights granted to Lilly or interfere with any obligations of Lilly set forth in the Agreement or this Letter of Understanding.

c.Each Party further agrees that it shall not during the term of the Agreement grant any right, license, consent or privilege to any Third Party or otherwise undertake any action, either directly or indirectly, that would conflict with the rights granted to the other Party or interfere with any obligations of such Party set forth in the Agreement or this Letter of Understanding.
8)No Waiver. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver by either Party of any of its rights under the Agreement.
9)Construction. For purposes of the Agreement, including this Letter of Understanding, (a) the term “non-creditable” means, with respect to each Party, that such Party shall not have the right to credit any payments that are due and payable or have been previously paid to the other Party under the Agreement, including under this Letter of Understanding, against subsequent payments of another type that are owed or payable by such Party to the other Party and (b) the term “non-refundable” shall not preclude a Party from recovering amounts overpaid or erroneously paid to the other Party. Further, any construction of a payment as “non-refundable” or “non-creditable” shall not prohibit, limit or restrict a Party’s right to indemnification under the Agreement, including under this Letter of Understanding, or to otherwise obtain or recover damages or other remedies from the other Party, including with respect to amounts paid to such other Party, whether as a result of rescission of this Agreement, as restitution or otherwise.

10)Other terms and conditions. All other terms and conditions of the Agreement shall remain in full force and effect.

11)Dispute Resolution. Any disputes regarding this Letter of Understanding shall be resolved in accordance with the provisions of Article XII of the Agreement. For clarity, the last sentence of Section 7.4, Section 7.7, Section 13.1, Section 13.2 and Section 13.13 of the Agreement shall apply to this Letter of Understanding.

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IN WITNESS WHEREOF, the Parties by their respective authorized representatives have executed this Letter of the Understanding, and it is therefore effective, as of the date of last signature below.

Sincerely,
INCYTE CORPORATION

/s/ Dave Gardner
By: Dave Gardner
Title: Executive Vice President, Chief Strategy Officer
Date: 10/24/25
Acknowledged and Agreed:
ELI LILLY AND COMPANY

/s/ Dave Ricks
By: Dave Ricks
Title: Chair and Chief Executive Officer
Date: 10/27/25

cc:    Eli Lilly and Company
Lilly Corporate Center
Indianapolis, IN 46285
Attention: Vice President and President, Established Markets Attention: General Patent Counsel
Facsimile No.: [***]
[Signature Page to Letter of Understanding]